Consent of Independent Accountants

To the Trustees of Growth Portfolio:

         RE:      Small Cap Portfolio
                  Value Portfolio
                  (the "Portfolios")

                  AIM Small Cap Growth Fund
                  AIM Basic Value Fund
                  (the "Funds")

We hereby consent to the inclusion in Amendment No. 6 to the Registration Statement on Form N-1A, under the Investment Company Act of 1940, as amended, of the Growth Portfolio (the "Portfolios"), of our reports dated February 16, 2000, on our audits of the financial statements and supplemental data of the Portfolios. We also consent to the reference to our Firm under the caption "Financial Statements" in this registration.






PricewaterhouseCoopers LLP

Boston, Massachusetts
April 27, 2000